                                     AMENDED
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[ X ]    Definitive Proxy Statement (Amended)
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            Castle Energy Corporation
               -------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)    Title of each class of securities to which transaction applies:

              _______________________________________________________________


        2)    Aggregate number of securities to which transaction applies:

              _______________________________________________________________


        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              _______________________________________________________________


        4)    Proposed maximum aggregate value of transaction:

              _______________________________________________________________

        5)    Total fee paid:

              _______________________________________________________________


[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by the
        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)    Amount Previously Paid:_________________________________________
        2)    Form, Schedule of Registration Statement No.:___________________
        3)    Filing Party:___________________________________________________
        4)    Date Filed:_____________________________________________________

                            [CEC LETTERHEAD AND LOGO]








                                                                  April 20, 1998




Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of Castle Energy Corporation (the "Company") to be held on Thursday, June 18, 1998, at 9:30 A.M., Eastern Daylight Time, at the Radnor Hotel, 591 E. Lancaster Avenue, St. Davids, Pennsylvania.

  At the Annual Meeting, you will be asked to consider and vote upon two matters, a proposal to elect the nominees named in the accompanying Proxy Statement as Directors to serve for the period indicated and a proposal to reappoint KPMG Peat Marwick LLP, as the Company's independent auditors for the fiscal year ending September 30, 1998.

  Whether or not you are personally able to attend the Annual Meeting, please complete, sign, date, and return the enclosed proxy as soon as possible. This action will not limit your rights to vote in person if you wish to attend the Annual Meeting.

                                       Sincerely,


                                       /s/   JOSEPH L. CASTLE II
                                       ----------------------------------
                                       Joseph L. Castle II
                                       Chairman and Chief Executive Officer

                            CASTLE ENERGY CORPORATION


                    Notice of Annual Meeting of Stockholders
                           to be held on June 18, 1998

                                                                  April 20, 1998
To The Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Castle Energy Corporation, a Delaware corporation (the "Company"), will be held at the Radnor Hotel, 591 E. Lancaster Avenue, St. Davids, Pennsylvania, on Thursday, June 18, 1998 at 9:30 A.M., Eastern Daylight Time, for the following purposes:

      1. To elect the nominees named in the Proxy Statement as Directors to serve for the period indicated or until their successors have been elected.

      2. To consider and take action upon a proposal to reappoint KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending September 30, 1998.

      3. To transact any other business as may properly come before the Annual Meeting.

      Stockholders of record at the close of business on April 21, 1998 will be entitled to vote at the Annual Meeting.

    The Company's Annual Report to Stockholders for the fiscal year ended September 30, 1997 was sent to shareholders on or about January 30, 1998. Quarterly reports for the quarters ended December 31, 1997 and March 31, 1998 are available upon request without charge.

    A complete list of stockholders entitled to vote at the Annual Meeting will be kept at the office of the Company, One Radnor Corporate Center, Suite 250, 100 Matsonford Road, Radnor, Pennsylvania 19087, for examination by any Stockholder, during ordinary business hours, for a period of not less than ten days prior to the Annual Meeting.

                                       By Order of the Board of Directors



                                       /s/   JOSEPH L. CASTLE II
                                       ----------------------------------
                                       Joseph L. Castle II
                                       Chairman and Chief Executive Officer




IMPORTANT:    PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN
              THE SELF-ADDRESSED RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS
              PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL
              MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON,
              YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY
              STATEMENT.

                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                  June 18, 1998


                                  INTRODUCTION

    The accompanying proxy is solicited by the Board of Directors of Castle Energy Corporation, a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders to be held on June 18, 1998 and any adjournment or adjournments thereof (the "Annual Meeting"). When such proxy is properly executed and returned, the shares of the Company's Common Stock, par value $.50 per share ("Common Stock"), it represents will be voted at the Annual Meeting as directed. If no specification is indicated, the shares will be voted "FOR" the election of the nominees to serve as Directors for the term designated and "FOR" the reappointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending September 30, 1998. Any stockholder granting a proxy has the power to revoke it at any time prior to its exercise by notice of revocation to the Company in writing, by voting in person at the Annual Meeting, or by execution of a later dated proxy; provided, however, that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

    The shares entitled to vote at the Annual Meeting consist of shares of Common Stock, with each holder of record as of the close of business on April 21, 1998 (the "Record Date") entitled to one vote for each such share held. As of the Record Date there were 3,546,029 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. This Proxy Statement and accompanying proxy are being sent to stockholders of the Company on or about April 30, 1998.

    The address of the Company's principal executive offices is One Radnor Corporate Center, Suite 250, 100 Matsonford Road, Radnor, Pennsylvania 19087, and the telephone number is (610) 995-9400.

TABLE OF CONTENTS


                                                                         Page
INTRODUCTION............................................................   1
PRINCIPAL HOLDERS OF VOTING SECURITIES..................................   3
SECURITY OWNERSHIP OF MANAGEMENT........................................   4
DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES.........................   5
EXECUTIVE COMPENSATION..................................................   7
    Summary Compensation................................................   7
    Option Grants in Last Fiscal Year (Year Ended September 30, 1997)...   8
    Option/SAR Exercises and Option/SAR Values..........................   8
    Employment Agreements...............................................   9
    Severance Agreements................................................   9
    Section 16(a) Compliance and Beneficial Ownership Reporting.........   9
    Compensation Committee Interlocks and Insider Participation.........   9
    Board Compensation Committee Report on Executive Compensation.......   9
    Performance Graph...................................................   11
BOARD OF DIRECTORS AND BOARD COMMITTEES.................................   13
    Fiscal 1997 Board Meetings..........................................   13
    Board Committees....................................................   13
    Compensation of Directors...........................................   13
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................   14
PROPOSAL TO ELECT DIRECTORS.............................................   14
PROPOSAL TO REAPPOINT INDEPENDENT ACCOUNTANTS...........................   15
OTHER MATTERS...........................................................   16
VOTE REQUIRED...........................................................   16
STOCKHOLDER PROPOSALS...................................................   16
EXPENSES OF SOLICITATION................................................   16

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

      The following table sets forth, as of March 31, 1998, the names of all persons who were known by the Company to be the beneficial owners (as defined in the rules of the Securities and Exchange Commission (the "Commission")), of more than five percent of the shares of Common Stock of the Company:


                                                     Amount and Nature of            Percent of
Name and Address of Beneficial Owner                Beneficial Ownership(1)           Class(1)
------------------------------------                -----------------------           --------
FMR Corp.                                                  988,750(2)                 27.88%
82 Devonshire Street
Boston, Massachusetts 02109

Joseph L. Castle II and Sally W. Castle                    548,008(3)                 15.31%
One Radnor Corporate Center, Suite 250
100 Matsonford Road
Radnor, Pennsylvania 19087

---------------

(1) Based on a total of 3,546,029 shares of Common Stock issued and outstanding as of March 31, 1998. In calculating each respective holder's percentage ownership and beneficial ownership in the table above, shares of Common Stock which the holder has the right to acquire within 60 days are included.

(2) These shares are beneficially owned by Fidelity Management & Research Company as a result of its serving as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and as investment adviser to certain other funds which are generally offered to limited groups of investors. Based on information furnished by stockholder as of September 30, 1997, the most recent date as of which such information was so furnished.

(3) Joseph L. Castle II and Sally W. Castle are husband and wife. As such, each is deemed to beneficially own 548,008 shares of Common Stock. Includes (a) 478,233 shares of Common Stock owned by Mr. Castle and 37,275 shares of Common Stock owned by Mrs. Castle and (b) 32,500 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days by Mr. Castle at $12.25 per share.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of March 31, 1998, the shares of Common Stock beneficially owned by each current and former executive officer named in the Summary of Compensation Table below (the "Named Executives"), by each director of the Company and by the directors and executive officers of the Company as a group, with sole voting and investment power unless otherwise indicated:


                                                  Amount and Nature of             Percent of
Name of Beneficial Owner                        Beneficial Ownership (1)          Class (1)(2)
------------------------                        ------------------------         -------------

Joseph L. Castle II.........................            548,008(3)                   15.31%
Richard E. Staedtler........................             75,050(4)                    2.07%
Timothy M. Murin............................              5,225(5)                     -
Ryk J. Holden...............................                     -                     -
Martin R. Hoffmann..........................             22,000(6)                     -
Sidney F. Wentz.............................             20,000(7)                     -
John P. Keller..............................             17,000(8)                     -
All directors and executive officers
as a group (6 persons)......................               687,283                   18.55%

-------------

(1) Based on a total of 3,546,029 shares of Common Stock issued and outstanding as of March 31, 1998. In calculating each respective holder's percentage ownership and beneficial ownership in the table above, shares of Common Stock which the holder has the right to acquire within 60 days are included.

(2)   Percentages of less than one percent are omitted.

(3) Joseph L. Castle II and Sally W. Castle are husband and wife. As such, each is deemed to beneficially own 548,008 shares of Common Stock. Includes (a) 478,233 shares of Common Stock owned by Mr. Castle and 37,275 shares of Common Stock owned by Mrs. Castle and (b) 32,500 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days by Mr. Castle at $12.25 per share.

(4) Represents 50 shares of Common Stock owned by Mr. Staedtler, 50,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $13.125 per share and 25,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $10.25 per share.

(5) Represents 2,725 shares of Common Stock owned by Mr. Murin and 2,500 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $10.25 per share.

(6) Represents 2,000 shares of Common Stock owned by an individual retirement account for the benefit of Mr. Hoffmann, 5,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $11.25 per share, 5,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $11.125 per share, 5,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $11.375 per share and 5,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $13.50 per share.

(7) Represents 5,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $11.25 per share, 5,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $11.125 per share, 5,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $11.375 per share and 5,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $13.50 per share.

(8) Represents 2,000 shares of Common Stock owned by Mr. Keller and 10,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $11.375 per share and 5,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $13.50 per share.


                 DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

      The directors and executive officers of the Company and its significant subsidiaries are as follows:


                  Name
       Directors and Executive
       Officers of the Company                 Age                               Position(s)
       -----------------------                 ---                               -----------
Joseph L. Castle II ....................        65         Chairman of the Board and Chief Executive Officer of the
                                                           Company
Sidney F. Wentz.........................        66         Director

Martin R. Hoffmann......................        66         Director

John P. Keller..........................        58         Director

Richard E. Staedtler....................        53         Director, Chief Financial Officer and Chief Accounting
                                                           Officer
Executive Officer of Significant
         Subsidiaries of the Company
------------------------------------

Timothy M. Murin........................        42         President of Castle Exploration Company, Inc ("CECI"),
                                                           and Castle Texas Production L.P. ("CTPLP"), wholly-
                                                           owned subsidiaries of the Company

      A description of the business experience of each of the directors and executive officers of the Company and the executive officer of significant subsidiaries of the Company is as follows:

      Directors and Executive Officers of the Company

      Joseph L. Castle II has been a Director of the Company since 1985. Mr. Castle is the Chairman of the Board of Directors and Chief Executive Officer of the Company, having served as Chairman from December 1985 through May 1992 and since December 20, 1993. Mr. Castle also served as President of the Company from December 1985 through December 20, 1993 when he reassumed his position as Chairman of the Board. Previously, Mr. Castle was Vice President of Philadelphia National Bank; a corporate finance partner at Butcher and Sherrerd; an investment banking firm, and a Trustee of The Reading Company. Mr. Castle has worked in the energy industry in various capacities since 1971. Mr. Castle is a director of Comcast Corporation, Mark Centers Trust, a real estate investment trust, and Charming Shoppes, Inc.

      Sidney F. Wentz has been a director of the Company since June 1995. Mr Wentz has been Chairman of the Board of The Robert Wood Johnson Foundation, the nation's largest health care philanthropy, since June 1989. Commencing in 1967, he held several positions with Crum and Forster, an insurance holding company, retiring as Chairman and Chief Executive Officer in 1988. Previously, he was an attorney with the law firm of White & Case and then Corporate Attorney for Western Electric Company/AT&T. Mr. Wentz is a director of Ace Limited, a Bermuda-based insurance company, and a trustee of Drew University.

      Martin R. Hoffmann has been a director of the Company since June 1995. Mr. Hoffmann is of counsel to the Washington, D.C. office of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. He has been a Senior Visiting Fellow at the Center for Technology, Policy and Industrial Development of the Massachusetts Institute of Technology since 1993 and a private business consultant since 1993. From 1989 to 1993, Mr. Hoffmann served as Vice President and General Counsel of Digital Equipment Corporation. Prior to assuming this position, Mr. Hoffmann practiced law as Managing Partner of the Washington, D.C. office of Gardner, Carton and Douglas from 1977 to 1989. Mr. Hoffmann also served in various capacities at the United States Department of Defense, including General Counsel from 1974 to 1975 and Secretary of the Army from 1975 to 1977. He is a Director of Seachange International, Inc. of Maynard, Massachusetts and Mitretek Systems of McLean, Virginia.

      John P. Keller has been a director of the Company since April 1997. Since 1972, Mr. Keller has served as the President of Keller Group, Inc., a privately-held corporation with subsidiaries in Ohio, Pennsylvania and Virginia. In 1993 and 1994 Mr. Keller also served as the Chairman of American Appraisal Associates, an appraisal company. Mr. Keller is also a director of A.M. Castle & Co. and Old Kent Financial Corporation.

      Richard E. Staedtler has been a director of the Company since May 1997 and has been Senior Vice President and Chief Financial Officer of the Company since November 1994. Mr. Staedtler served as a director of the Company from 1986 through September 1992, and as Chief Financial Officer of the Company from 1984 through June 1993, when he formed Terrapin Resources, Inc. ("Terrapin") to purchase Minden Energy Corporation, then a wholly-owned subsidiary of the Company. Mr. Staedtler also serves as President of Terrapin, which provides certain administrative services to the Company. See "Certain Relationships and Related Transactions."

      Executive Officer of Significant Subsidiaries of the Company

      Timothy M. Murin has been the President of CECI since June 1993. From August 1986 to June 1993, Mr. Murin served as the Vice President - Exploration and Production of CECI and thereafter as President of CECI. From August 3, 1993 until January 1997 and from May 1997 to the present, Mr. Murin has been President of CTPLP.

                             EXECUTIVE COMPENSATION

Summary Compensation

      The following table summarizes all compensation earned by the Company's Chief Executive Officer and each of the other executive officers as of September 30, 1997 and one former executive officer whose total annual salary and bonus exceeded $100,000 for the fiscal year ended September 30, 1997.


                           SUMMARY COMPENSATION TABLE


                                                                                       Long-Term
                                                                                     Compensation
                                                                                        Awards
                                                                                        ------
                                                                                      Securities
                                     Fiscal Year                                      Underlying           All Other
                                        Ended               Annual Compensation        Options/          Compensation
                                                         ------------------------
Name and Principal Position         September 30,        Salary($)       Bonus($)       SARs(#)               ($)
-----------------------------       -------------        ---------       --------      ---------         ------------
Joseph L. Castle II..............       1997             $356,250       $800,000(4)                       $6,868(1)
    Chairman of the Board,              1996              356,250                                          7,125(1)
    Chief Executive Officer and         1995              415,625         59,375                           4,015(1)
    Director of the Company
Richard E. Staedtler.............       1997              200,833         25,000        25,000             6,213(1)
    Director of the Company             1996              192,500         25,000                           3,000(1)
    Chief Financial Officer             1995              157,084                       50,000
    Chief Accounting Officer
Timothy M. Murin.................       1997               95,413         25,000         2,500             2,684(1)
    President of CECI and CTPLP         1996               90,656          7,500                             591(1)
                                        1995               84,150         10,000
Ryk J. Holden(2).................       1997              103,135          7,500                         165,000(3)
    Former President of                 1996              157,534          5,000
    Marketing(2)                        1995              103,135                       25,000

---------------------
(1) Represents Company matching contributions under the Company's 401(k) Plan.

(2) Resigned as President of Marketing in January 1997.

(3) Severance payment.

(4) $625,000 was paid in fiscal 1997.

Option Grants in Last Fiscal Year (Year Ended September 30, 1997)

      The following options were granted to the Named Executive Officers during the fiscal year ended September 30, 1997.

            OPTION/SAR GRANTS IN FISCAL YEAR ENDED SEPTEMBER 30, 1997
                                Individual Grants

                                                                                                  Potential Realizable
                            Number       Percent of Total                                          Value at Assumed
                         of Securities     Options/SARs                                        Annual Rates of Stock Price
                          Underlying          Granted                                          Appreciation for Option Term
                         Options/SARs      to Employees       Exercise                         ----------------------------
         Name              Granted (#)    In Fiscal Year     Price ($/sh)   Expiration Date          5%            10%
----------------------  ---------------- ----------------   ------------- -------------------  ------------- -------------
Joseph L. Castle......
Richard E. Staedtler..       25,000          53.19%            $10.25      December 19, 2006      $161,154     $408,396
Timothy M. Murin......        2,500           5.32%            $10.25      December 19, 2006      $ 16,115     $ 40,840
Ryk J. Holden.........

Option/SAR Exercises And Option/SAR Values

      The following table shows number of shares acquired upon exercise of options by the Named Executives during the fiscal year ended September 30, 1997, the aggregate value realized upon such exercise and the total number of unexercised options held at September 30, 1997 by the Named Executives. The table also shows the values for unexercised "in-the-money" options which represent the positive spread between the exercise price of such stock options and the fair market value of the shares of Common Stock as of September 30, 1997, which was $14.25 per share. No SAR's were outstanding at September 30, 1997.


             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES


                                                                          Number of
                                                                          Securities                 Value of
                                                                          Underlying               Unexercised
                                                                         Unexercised               in-the-Money
                                                                          Options at                Options at
                                                                       Fiscal Year-End           Fiscal Year-End
                                                                     (September 30, 1997)      (September 30, 1997)
                                 Shares               Value                  (#)                        ($)
                               Acquired on          Realized             Exercisable/              Exercisable/
           Name               Exercise (#)             ($)              Unexercisable             Unexercisable
           ----              --------------           -----            ---------------           --------------
Joseph L. Castle II.......        67,500            $362,813              32,500/-             $   65,000/-
Richard E. Staedtler......           -                   -                62,500/12,500           142,188/14,063
Timothy M. Murin..........         2,500              13,438               2,500/-                 10,000/-
Ryk J. Holden.............        25,000              41,594                   -/-                      -/-


Employment Agreements

      Under the terms of his deferred compensation/retirement agreement, Mr. Joseph L. Castle II, Chairman and Chief Executive Officer, was entitled to an $848,000 benefit at September 30, 1996. In June 1997, the Compensation Committee changed the compensation base upon which the $848,000 benefit was computed, resulting in an increase in such benefit by $157,000 to $1,005,000 as of September 30, 1997. In October 1997, the Company paid Mr. Castle $285,456. The Company anticipates paying the remaining $719,544 over the next two fiscal years.

Severance Agreements

      The Company entered into severance agreements with Messrs. Castle, Staedtler and Murin in June 1996 during the period when the Company sought to sell its assets to outside parties. Pursuant to the terms of the severance agreements, each officer is entitled to severance compensation in the event the Company sells substantially all of its assets and the purchaser does not retain such Named Executive Officer. Severance compensation under such circumstances is equal to one-month's salary for each full year of service with the Company and/or its subsidiaries. In addition, the severance agreements include a retention provision whereby such Named Executive Officers will receive such severance compensation if they remain with the Company through June 1, 1998 - whether or not they are subsequently terminated.

Section 16(a) Compliance and Beneficial Ownership Reporting

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and owners of more than 10% of any class of the Company's securities registered pursuant to Section 12 of the Exchange Act to file reports of ownership and changes in ownership with the Commission. The Commission's rules also require such persons to furnish the Company with a copy of all Section 16(a) reports that they file.

      Based solely on a review of the copies of the reports which the Company received and written representations from certain persons, the Company believes that, except as set forth below, all such reporting persons complied with such requirements:

      Timothy M. Murin, in his capacity as President of CECI and CTPLP, is considered an officer of the Company. Mr. Murin was approximately two weeks late in filing a Form 4 in June 1997 with respect to one transaction in May 1997.

Compensation Committee Interlocks and Insider Participation

      From January 1996 until April 23, 1997, the Compensation Committee consisted of Sidney F. Wentz, Chairman, Martin R. Hoffmann and William S. Sudhaus. In January 1996, Mr. Sudhaus resigned as an Executive Officer of the Company and several of its subsidiaries but continued as a director of the Company until April 23, 1997. From April 23, 1997 until the present, the Compensation Committee consisted of Mr. Wentz, Chairman, Mr. Hoffmann and Mr. John P. Keller.

Board Compensation Committee Report on Executive Compensation

      Overall Policy. This report is provided by the Compensation Committee to assist stockholders in understanding the Compensation Committee's objectives and procedures in establishing the compensation of the Company's Chief Executive Officer and other executive officers.

      The Company's executive compensation programs are designed to retain and reward executives who are successful in helping the Company achieve its business objectives. The key components of the executive compensation program are base salary, annual incentive awards and equity participation. These components are administered with the goal of providing total compensation that is competitive with compensation levels in the external marketplace. The program also recognized meaningful differences in individual performance. Each year the Compensation Committee reviews the elements of executive compensation to insure that the total compensation program, and each of its elements, meet the overall objectives discussed above.

      Base Salary. Executive officers' salaries (and salary increases, which are reviewed annually) are determined on a subjective basis with consideration given to the level of job responsibility, the competitiveness of the executives' salaries to the external marketplace and the degree to which the executive's individual objectives have been achieved. Individual objectives vary by business unit and strategic business goals. These factors are not considered on any formula basis.

      Bonus Program. Bonus payments are subjectively determined and are designed to reward and encourage individual excellence. In determining whether to award a discretionary bonus, the Compensation Committee considers the individual's special achievements, such as his contribution to actions taken during the past year that contribute to the strategic growth, profitability and competitiveness of the Company. Bonus payments tend to reflect results of the most recent fiscal year and thus emphasize achievement of short-term business plans. In addition, special bonuses are considered for exceptional efforts made during the year in connection with a particular transaction or business situation.

      Equity Participation. The Compensation Committee believes that it is in the Company's best interests to grant stock options to executive officers in order to align the interests of those executive officers with the stockholders and to maximize long-term stockholder value. The purpose of the Company's 1992 Executive Equity Incentive Plan (the "Incentive Plan"), approved by the stockholders of the Company in May 1993, is to increase the ownership of Common Stock of the Company by those key employees who contribute to the continued growth, development and financial success of the Company and its subsidiaries and to attract and retain key employees and reward them for the Company's profitable performance. The Incentive Plan is administered by the Compensation Committee.

      Actual individual awards are subjectively determined based on marketplace competitive practices and on such factors as the recipient's position, annual salary and individual and Company performance as well as historical equity grants and ownership positions. The Compensation Committee believes that equity participation helps create a long-term partnership between management/owners and other stockholders. The policy of granting stock options and encouraging stock ownership has played a strong part in retaining an excellent team of executives and managers.

      Compensation of the Chief Executive Officer. The Compensation Committee considers the same factors described above in determining the salary of Mr. Castle, the Chairman and Chief Executive Officer of the Company. Mr. Castle's salary earned in fiscal 1997 was $356,250 - the same as for fiscal 1996.

      Mr. Castle was not awarded any stock options in fiscal 1997. Mr. Castle was granted an $800,000 bonus for his role in selling the Company's Rusk County oil and gas properties and pipeline to Union Pacific Resources Company on May 30, 1997, of which $625,000 was paid in fiscal 1997. The Company realized a $19,667,000 gain on the sale. Stock option and bonus information with respect to executive officers, including Mr. Castle, is reflected in the tables included in this proxy statement.

      In addition to the foregoing, the Company's Chief Executive Officer was due $1,005,000 at September 30, 1997 under his deferred compensation/retirement plan (see "Severance Agreements").

      Tax Deductibility of Executive Compensation. The Omnibus Budget Reconciliation Act (OBRA) of 1993 added Section 162(m) to the Internal Revenue Code. This section eliminates a company's tax deduction for any compensation over one million dollars paid to any one of the Named Executive Officers, subject to several statutory exceptions. The Company desires to preserve the tax deductibility of all compensation paid to its executive officers and other members of management. The Company and its subsidiaries did not pay any of the Named Executive Officers over one million dollars in fiscal 1997.

Compensation Committee:

Martin R. Hoffmann
John P. Keller
Sidney F. Wentz (Chairman)

Performance Graph

      The following performance graph sets forth a comparison of cumulative total return since September 30, 1992 among the Company, the NASDAQ stock market (Market Index for U.S. Companies only) and upon a peer group of natural gas marketing and transmission companies whose operations are comparable to the Company's continuing operations.

      The Company is currently engaged in two segments of the petroleum industry, natural gas marketing and exploration and production. The dominant segment is natural gas marketing which accounted for approximately 90% of consolidated revenues for the fiscal year ended September 30, 1997.

Performance Graph

               Comparison of Five Year-Cumulative Total Returns(1)
                   Among the Company, the NASDAQ Stock Market
                 (U.S. Companies Only) and the Company's Natural
                           Gas Marketing Peer Group(2)

Prepared by the Center for Research in Security Prices
Produced on 12/15/97 including data to 09/30/97

Company Index:   CUSIP          Ticker       Class          Sic       Exchange

                 14844930       CECX                        1310       NASDAQ

                 Fiscal Year-end is 09/30/97

Market Index:    Nasdaq Stock Market (US Companies)

Peer Index:      Companies in Self-Determined group: 8
                 AQP       AQUILA GAS PIPELINE CORP
                 KNE       K N ENERGY INC
                 MND   A   MITCHELL ENERGY & DEV CORP
                 NGL       N G C CORP
                 MND   B   MITCHELL ENERGY & DEV CORP
                 TEJ       TEJAS GAS CORP DEL
                 WGR       WESTERN GAS RESOURCES INC
                 WMB       WILLIAMS COS

  Date           Company Index            Market Index         Peer Index
09/30/92            100.000                 100.000              100.000
10/30/92             91.667                 103.939              103.064
11/30/92             87.500                 112.210              100.979
12/31/92            137.500                 116.341              100.562
01/29/93            179.167                 119.653              104.090
02/26/93            183.333                 115.189              114.154
03/31/93            237.500                 118.523              128.657
04/30/93            195.833                 113.465              125.765
05/28/93            250.000                 120.243              135.578
06/30/93            241.667                 120.799              149.436
07/30/93            225.000                 120.941              150.944
08/31/93            308.333                 127.192              167.161
09/30/93            258.333                 130.981              170.218
10/29/93            383.334                 133.925              157.615
11/30/93            295.833                 129.932              140.402
12/31/93            212.500                 133.555              137.303
01/31/94            170.833                 137.609              143.058
02/28/94            141.667                 136.324              134.050
03/31/94            172.917                 127.941              127.348
04/29/94            183.333                 126.281              132.417
05/31/94            208.333                 126.589              138.781
06/30/94            241.667                 121.960              138.492
07/29/94            210.417                 124.461              145.642
08/31/94            295.833                 132.396              144.067
09/30/94            266.667                 132.057              138.369
10/31/94            250.000                 134.653              133.644
11/30/94            212.500                 130.186              128.715
12/30/94            191.667                 130.551              125.449
01/31/95            195.833                 131.283              124.055

02/28/95            166.667                 138.226              128.230
03/31/95            135.417                 142.325              133.153
04/28/95            141.667                 146.806              140.500
05/31/95            146.875                 150.594              141.918
06/30/95            172.917                 162.798              145.119
07/31/95            160.417                 174.765              148.198
08/31/95            145.833                 178.307              149.377
09/29/95            158.333                 182.407              154.973
10/31/95            118.750                 181.362              150.120
11/30/95            135.417                 185.620              161.524
12/29/95            148.698                 184.633              168.048
01/31/96            129.167                 185.543              173.679
02/29/96            131.250                 192.605              176.602
03/29/96            154.167                 193.244              188.469
04/30/96            200.000                 209.276              194.649
05/31/96            179.167                 218.886              198.580
06/28/96            170.834                 209.018              196.690
07/31/96            170.834                 190.402              187.998
08/30/96            155.208                 201.070              197.048
09/30/96            143.750                 216.450              203.467
10/31/96            139.583                 214.058              215.864
11/29/96            157.292                 227.292              237.438
12/31/96            179.167                 227.088              244.844
01/31/97            195.833                 243.228              246.042
02/28/97            170.833                 229.782              249.416
03/31/97            183.333                 214.780              241.075
04/30/97            180.208                 221.496              239.845
05/30/97            212.500                 246.610              252.110
06/30/97            222.917                 254.152              240.035
07/31/97            214.840                 280.979              250.920
08/29/97            235.902                 280.550              255.776
09/30/97            240.115                 297.140              272.786

The index level for all series was set to 100.0 on 09/30/92

-------------
(1) Assumes $100 invested on September 30, 1992 in the Company's Common Stock, the Nasdaq Stock Market (Market Index for U.S. Companies only) and the Peer Group (as hereinafter defined).

(2) The Peer Group selected by the Company is comprised of the following companies, all of which are involved in natural gas marketing: Mitchell Energy & Development Corp., Texas Gas Corp. Development, Western Gas Resources Inc., NGC Corp., Aquila Gas Pipeline Corp., the Williams Companies and KN Energy, Inc. In 1996 the Peer Group selected by the Company consisted of Mitchell Energy & Development Corp., Noram Energy Corp., Texas Gas Corp. Development, Western Gas Resources Inc., NGC Corp., Panhandle Eastern Corp. and Texas Power Corp. The changes in the Peer Group result from the fact that the stock of three companies in the September 30, 1996 Peer Group are no longer traded and replacement companies were accordingly selected by the Company.

                     BOARD OF DIRECTORS AND BOARD COMMITTEES


Fiscal 1997 Board Meetings

      The Board of Directors of the Company held nine meetings during the fiscal year ended September 30, 1997. During such fiscal year, each of the incumbent directors attended not less than 75% of the total number of meetings of the Board of Directors and of the Committees of the Board of Directors on which such director served.

Board Committees

      The Audit Committee consisted of Mr. Hoffmann (Chairman), Mr. Wentz and Mr. Sudhaus from October 1, 1996 to April 23, 1997 and consisted of Mr. Hoffmann, Mr. Wentz and Mr. Keller thereafter. All four Audit Committee members were outside directors although Mr. Sudhaus was an executive officer of the Company and several of its subsidiaries until January 1996 when he resigned from such positions while remaining a director. The functions of the Audit Committee are to: (a) recommend the appointment of the Company's independent public accountants; (b) review the financial reports of the Company; (c) monitor the effectiveness of the independent audit; (d) assure that the scope and implementation of the independent audit is not restricted or the independence of the independent accountants compromised; (e) review the independent accountants' reports to management on internal controls and recommend such actions as may be appropriate; and (f) review and approve the engagement by management of all non-audit and special services involving, in the aggregate, fees in excess of $15,000 per year. The Audit Committee held one meeting during the fiscal year ended September 30, 1997.

      The Company has not established a nominating committee.

      The Compensation Committee consisted of Mr. Wentz (Chairman), Mr. Hoffmann and Mr. Sudhaus from October 1, 1996 to April 23, 1997 and consisted of Mr. Hoffmann, Mr. Wentz and Mr. Keller thereafter. All four Compensation Committee members were outside directors although Mr. Sudhaus was an executive officer of the Company and several of its subsidiaries until January 1996 when he resigned from such positions while remaining a director. The Compensation Committee establishes overall compensation programs and policies for the Company. The Compensation Committee monitors the selection and performance as well as reviews and approves the compensation of key executives, and administers the Incentive Plan. The Compensation Committee held two meetings during the fiscal year ended September 30, 1997.

Compensation of Directors

      All of the outside directors are paid director's fees of $32,000 per year. In addition, all outside directors received fees for attending meetings of the board of directors. The fee per meeting is $1,500. Committee members also received a $500 fee for attending each committee meeting.

      In addition, each outside director is granted an option to purchase 5,000 shares of Common Stock each calendar year under the Company's 1992 Executive Equity Incentive Plan. The option is granted on the first business day of each year. The exercise price for such options is the closing price of the Company's stock on the date of grant. In January 1998, the Company issued to each of Messrs. Hoffmann, Wentz and Keller options to purchase 5,000 shares of Common Stock at $13.50 per share. The options expire in ten years. In addition, 20,000 non-plan options were granted to outside directors on April 23, 1997. These options enable the holder to purchase shares of Common Stock at $11.38 per share, the closing on the date of issuance, and they expire in ten years. Of the 20,000 non-plan options, Mr. Keller was granted 10,000 and Messrs. Wentz and Hoffmann were each granted 5,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


TRANSACTIONS WITH MANAGEMENT AND OTHERS

Management Fees

         On March 31, 1993, the Company entered into an agreement to sell to Terrapin its oil and gas partnership management businesses for $1,100,000 ($800,000 note bearing interest at 8% per annum and $300,000 cash) which approximated the market value of its partnership interests. The closing of the stock purchase transaction occurred on June 30, 1993. Terrapin is wholly-owned by Richard Staedtler. Mr. Staedtler was an executive officer of the Company from September 1983 until June 1993. Mr. Staedtler left the Company in June of 1993 and rejoined the Company in November of 1994 as an executive officer and became a director in May 1997. The $800,000 note was repaid in December 1994.

         In conjunction with the sale of its partnership management business, the Company and one of its subsidiaries entered into two management agreements with Terrapin to manage the Company's exploration and production operations. In May 1996, the second management agreement was expanded to include corporate accounting functions. Management fees incurred to Terrapin for the year ended September 30, 1997 aggregated $561,000.

      In June 1997, the Company purchased one of the Terrapin management agreements for $692,000 in conjunction with the sale of the Company's Rusk County, Texas oil and gas properties to Union Pacific Resources Company. The remaining contract with Terrapin runs month to month.

         In September 1997, Terrapin granted the Company an option to acquire its employees and computer equipment. The option price is one dollar plus assumption of Terrapin's office and equipment rentals and employee obligations.

                           PROPOSAL TO ELECT DIRECTORS

         At the Annual Meeting, the Stockholders will be asked to elect two directors, constituting one class of directors, to serve for the term indicated and until such directors' successors are elected and qualified. In the unanticipated event that either or both nominees for director become unavailable, it is intended that the proxies will be voted for such substitute nominee(s) as may be designated by the Board of Directors.

         The Company's Bylaws, as amended, provide that the number of directors of the Company shall be not less than four, nor more than nine, as shall be determined by the Board of Directors. Both the Bylaws and the Company's Certificate of Incorporation also provide that the directors shall be divided into three classes, each class to consist, as nearly as possible, of one third of the number of directors to constitute the entire Board. At each annual meeting of stockholders of the Company, successors to the class of directors whose term expires at such meeting shall then be elected for a three-year term. The Bylaws further provide that if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

         The shares represented by the enclosed Proxy will be voted as directed. If no choice is specified in the Proxy, the shares represented by the enclosed Proxy will be voted "For" the nominees set forth below. The Board of Directors recommends voting "FOR" the nominees to serve in the class indicated.

         Information concerning the nominees for the class of directors to be elected, as well as those continuing directors not standing for election at the Annual Meeting, is set forth below:

         The following individuals are nominated to serve as directors in the class whose term will expire at the Annual Meeting in the year 2001:

         Joseph L. Castle II has been a Director of the Company since 1985. Mr. Castle is the Chairman of the Board of Directors and Chief Executive Officer of the Company, having served as Chairman from December 1985 through May 1992 and since December 20, 1993. Mr. Castle also served as President of the Company from December 1985 through December 20, 1993 when he reassumed his position as Chairman of the Board. Previously, Mr. Castle was Vice President of Philadelphia National Bank; a corporate finance partner at Butcher and Sherrerd; an investment banking firm, and a Trustee of The Reading Company. Mr. Castle has worked in the energy industry in various capacities since 1971. Mr. Castle is a director of Comcast Corporation and Mark Centers Trust, a real estate investment trust, and of Charming Shoppes, Inc.

         Sidney F. Wentz has been Chairman of the Board of The Robert Wood Johnson Foundation, the nation's largest health care philanthropy, since June 1989. Commencing in 1967, he held several positions with Crum and Forster, an insurance holding company, retiring as Chairman and Chief Executive Officer in 1988. Previously, he was an attorney with the law firm of White & Case and then Corporate Attorney for Western Electric Company/AT&T. Mr. Wentz is a director of Ace Limited, a Bermuda-based insurance company, and a trustee of Drew University.

         The following individual is a director whose term will expire at the 1999 Annual Meeting.

         Martin R. Hoffmann is of counsel to the Washington, D.C. office of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. He has been a Senior Visiting Fellow at the Center for Technology, Policy and Industrial Development of the Massachusetts Institute of Technology since 1993 and a private business consultant since 1993. From 1989 to 1993, Mr. Hoffmann served as Vice President and General Counsel of Digital Equipment Corporation. Prior to assuming this position, Mr. Hoffmann practiced law as Managing Partner of the Washington, D.C. office of Gardner, Carton and Douglas from 1977 to 1989. Mr. Hoffmann also served in various capacities at the United States Department of Defense, including General Counsel from 1974 to 1975 and Secretary of the Army from 1975 to 1977. He is a director of Seachange International, Inc. of Maynard, Massachusetts and Mitretek Systems of McLean, Virginia.


         The following individuals are directors whose term will expire at the 2000 Annual Meeting:

      John P. Keller has been a director of the Company since April 1997. Since 1972, Mr. Keller has served as the President of Keller Group, Inc., a privately-held corporation with subsidiaries in Ohio, Pennsylvania and Virginia. In 1993 and 1994 Mr. Keller also served as the Chairman of American Appraisal Associates, an appraisal company. Mr. Keller is also a director of A.M. Castle & Co. and Old Kent Financial Corporation.

         Richard E. Staedtler has been a director of the Company since May 1997 and has been Senior Vice President and Chief Financial Officer of the Company since November 1994. Mr. Staedtler served as a Director of the Company from 1986 through September 1992, and as Chief Financial Officer of the Company from 1984 through June 1993, when he formed Terrapin Resources, Inc. ("Terrapin") to purchase Minden Energy Corporation, then a wholly-owned subsidiary of the Company. Mr. Staedtler also serves as President of Terrapin, which provides certain administrative services to the Company. See "Certain Relationships and Related Transactions".

                 PROPOSAL TO REAPPOINT INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected the accounting firm of KPMG Peat Marwick LLP ("KPMG") to be the Company's independent accountants to audit the books and records of the Company and its subsidiaries for the fiscal year ending September 30, 1998. The firm has no material relationship with the Company and is considered well qualified. Should the stockholders of the Company not ratify the selection of KPMG or should the fees proposed by KPMG become excessive or the services provided by KPMG become unsatisfactory, the selection of another firm of independent certified public accountants will be undertaken by the Board of Directors.

         The Company's independent accountants for the fiscal year ended September 30, 1996 were the firm of Price Waterhouse LLP ("Price Waterhouse"). Price Waterhouse resigned as the Company's independent accountants on February 11, 1997. The reports of Price Waterhouse on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the two most recent fiscal years and through February 11, 1997, there have been no disagreements with Price Waterhouse on any matter of accounting practices, financial statement disclosures, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse would have caused them to make reference thereto in their reports on the financial statements for such years. Price Waterhouse has furnished the Company with a letter stating that it agrees with the above statements in this paragraph.

         Representatives of KPMG are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         The shares represented by the enclosed Proxy will be voted as directed. If no choice is specified in the Proxy, the shares represented by the enclosed Proxy will be voted "FOR" the selection of KPMG as the Company's independent accountants. The Board of Directors recommends a vote "FOR" the proposal to ratify the selection of KPMG as the Company's independent accountants.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. Should any other matter be properly raised at the Annual Meeting, however, it is the intention of each of the persons named in the Proxy to vote in accordance with his judgment as to each such matter raised.

                                  VOTE REQUIRED

         The two nominees within the class of directors for election to the Board of Directors of the Annual Meeting who receive the greatest number of votes for director, a quorum being present, shall become the directors for such class. Abstentions and broker non-votes will not be tabulated as negative votes with respect to any matter presented at the Annual Meeting, but will be included in computing the number of shares of Common Stock present for purposes of determining the presence of a quorum for the Annual Meeting.

                              STOCKHOLDER PROPOSALS

         Any proposals of stockholders which are intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company by December 31, 1997 for consideration for inclusion in the Proxy Statement.

                            EXPENSES OF SOLICITATION

         The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made initially by mail. The directors and officers and other employees of the Company may, without compensation other than their usual compensation, solicit proxies by mail, telephone, telegraph or personal interview. The Company will also reimburse brokerage firms, banks, voting trustees, nominees and other recordholders for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of Common Stock.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/  JOSEPH L. CASTLE II
                                   ----------------------------
                                   JOSEPH L. CASTLE II
                                   Chairman and Chief Executive Officer

Radnor, Pennsylvania
April 20, 1998

                            CASTLE ENERGY CORPORATION

                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 18, 1998

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned Stockholder of Castle Energy Corporation, a Delaware corporation (the "Company"), hereby appoints Joseph L. Castle and Richard E. Staedtler, and each of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of the Stockholders of Castle Energy Corporation to be held on Thursday, June 18, 1998 at 9:30 a.m., Eastern Daylight Time, at The Radnor Hotel, 591 E. Lancaster Avenue, St. Davids, Pennsylvania, and at any adjournment or postponement thereof, in the name of the undersigned and with the same force and effect as if the undersigned were present and voting such shares, on the following matters and in the following manner.

 ---------
|         |
|    X    |  Please mark your votes as in this example.
|         |
 ---------


1.    ELECTION OF DIRECTOR                  Joseph L. Castle II
      TO SERVE UNTIL THE                    Sidney F. Wentz
      2001 MEETING


2.   PROPOSAL TO APPOINT KPMG Peat Marwick LLP AS THE
     COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE
     FISCAL YEAR ENDING SEPTEMBER 30, 1998.

3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE DEEMED TO CONSTITUTE DIRECTION TO VOTE "FOR" THE ABOVE NOMINEE AND PROPOSAL

Place "X" Only in One Box

1.    Election of Nominees

For        Withhold          For All Except
All        All               As Listed Below
 --         --                --
|  |       |  |              |  |
 --         --                --

List Exceptions:
                  --------------------------

                  --------------------------

                  --------------------------

Voting Instructions:  Mark your vote
(For, Against, Abstain) IN THE BOX.

     For       Against         Abstain
2.   --           --              --
    |  |         |  |            |  |
     --           --              --



----------------------------------------
Date

X
----------------------------------------
Signature

X
----------------------------------------
Signature If Held Jointly